UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2017

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code         (585) 678-7100

                                         Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2017 (the “Effective Date”), Constellation Brands, Inc. (the “Company”), CIH International S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CIH”), CIH Holdings S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“Holdings”), CB International Finance S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CB International” and together with CIH, the “European Borrowers” and the European Borrowers together with the Company, the “Borrowers”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (the “Lenders”), entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Fifth Amended and Restated Credit Agreement dated as of October 13, 2016, by and among the Company, CIH, Holdings, CB International, the Administrative Agent and the other lenders thereto (the “Fifth Restated Credit Agreement” and as amended and restated by the Restatement Agreement, the “Sixth Restated Credit Agreement”).

The principal changes to the Fifth Restated Credit Agreement effected by the Restatement Agreement are (i) the refinance and increase of the existing U.S. Term A-1 loan facility with a new $500,000,000 term facility (the “New U.S. Term A-1 Facility”) and extension of its maturity to July 14, 2024, (ii) the creation of a new $2,000,000,000 European Term A loan facility (the “New European Term A Facility”) into which the existing European Term A loan facility, European Term A-1 loan facility and European Term A-2 loan facility have been combined, (iii) the increase of the Revolving Credit Facility by $350,000,000 to $1,500,000,000 and extension of its maturity to July 14, 2022, (iv) a decrease in the Company’s leverage ratio requirement, as defined in the Sixth Restated Credit Agreement, under the Incremental Facilities (as defined below) from no greater than 4.50 to 1.00 to no greater than 4.00 to 1.00, and (v) the removal of Holdings as a borrower under the Sixth Restated Credit Agreement. The Company is the borrower under the New U.S. Term A-1 Facility. CIH is the borrower under the New European Term A Facility.

In addition, certain representations and warranties and affirmative and negative covenants were eliminated or modified by the Restatement Agreement. Also, the Company and certain of its subsidiaries entered into an Amended and Restated Guarantee Agreement and the European Borrowers entered into an Amended and Restated Cross-Guarantee Agreement.

The New U.S. Term A-1 Facility

The New U.S. Term A-1 Facility loans will be repaid in the same manner as the pre-existing U.S. Term A-1 loans. They will be repaid in quarterly payments of principal equal to 0.25% of the original aggregate principal amount of the New U.S. Term A-1 Facility loans, with the balance payable on July 14, 2024. The maturity date of the New U.S. Term A-1 Facility was adjusted in the Sixth Restated Credit Agreement to be seven years from the Effective Date.

The rate of interest payable on the New U.S. Term A-1 Facility loan, at the Company’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the New U.S. Term A-1 Facility loans is adjustable based upon the Company’s Debt Rating, as defined in the Sixth Restated Credit Agreement, and is between 1.50% and 2.05% for LIBOR borrowings and 0.50% and 1.05% for Base Rate borrowings. The margin will be reset after 3.5 years pursuant to a formula set forth in the Sixth Restated Credit Agreement.

The obligations under the New U.S. Term A-1 Facility are guaranteed by certain of the Company’s U.S. subsidiaries. These obligations are not secured.

On the Effective Date, the Company repaid all outstanding amounts under the existing U.S. Term A-1 facility.

The New European Term A Facility

The New European Term A Facility consists of a term loan that will be repaid in quarterly payments of principal equal to 1.25% of the original aggregate principal amount of the New European Term A Facility loan, with the balance payable on July 14, 2020.

The rate of interest payable on the New European Term A Facility loan, at CIH’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the New European Term A Facility loan is adjustable based upon the Company’s Debt Rating, as defined in the Sixth Restated Credit Agreement, and is between 1.00% and 1.75% for LIBOR borrowings and 0.00% and 0.75% for Base Rate borrowings.

The obligations under the New European Term A Facility are guaranteed by (i) the Company and certain of the Company’s U.S. subsidiaries and (ii) the European Borrowers pursuant to the Amended and Restated Cross Guarantee Agreement (as defined below). These obligations are not secured.

On the Effective Date, CIH and Holdings repaid all outstanding amounts under the existing European Term A facility, European Term A-1 facility and European Term A-2 facility.

Revolving Credit Facility

The Revolving Credit Facility was increased by $350,000,000 to $1,500,000,000. The European Borrowers may borrow up to $1,310,000,000 and the Company may borrow up to the full $1,500,000,000. The maturity date of the Revolving Credit Facility was adjusted in the Sixth Restated Credit Agreement to be five years from the Effective Date.

The rate of interest payable on the Revolving Credit Facility, at the applicable Borrower’s option, is equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the Revolving Credit Facility is adjustable based upon the Company’s Debt Rating, as defined in the Sixth Restated Credit Agreement, and is between 1.00% and 1.75% for LIBOR borrowings and 0.00% and 0.75% for Base Rate borrowings.

The Company’s obligations under the U.S. Revolving Credit Facility are guaranteed by certain of the Company’s U.S. subsidiaries. The applicable European Borrower’s obligations under the European Revolving Credit Facility are guaranteed by (i) the Company and certain of the Company’s U.S. subsidiaries and (ii) the other European Borrower pursuant to the Amended and Restated Cross Guarantee Agreement. These obligations are not secured.

As of July 14, 2017, the Borrowers had $348,000,000 of outstanding revolving credit loans under the Sixth Restated Credit Agreement.

Incremental Facilities

The Fifth Restated Credit Agreement set forth the maximum aggregate amount by which the Company may elect, subject to the willingness of existing or new lenders to fund such increase or term loans and other customary conditions, to increase the Lenders’ revolving credit commitments or add one or more tranches of additional term loans (the “Incremental Facility”). The Incremental Facility included a flexible cap of $750,000,000 plus an unlimited amount so long as, on a pro forma basis, the Company’s leverage ratio, as defined in the Fifth Restated Credit Agreement, is no greater than 4.50 to 1.00 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to the Fifth Restated Credit Agreement. The Incremental Facility was retained in the Sixth Restated Credit Agreement, but the leverage ratio requirement was adjusted to no greater than 4.00 to 1.00 subject to certain limitations set forth in the Sixth Restated Credit Agreement.

Amended and Restated Guarantee Agreement

The Company and certain of its subsidiaries (the “Guarantors”) executed an Amended and Restated Guarantee Agreement, dated as of July 14, 2017 (the “Amended and Restated Guarantee Agreement”), pursuant to which: (i) the Company unconditionally and irrevocably guaranteed the borrowings of the European Borrowers under the Sixth Restated Credit Agreement, (ii) each of the subsidiary Guarantors unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of the Borrowers under the Sixth Restated Credit Agreement, and (iii) certain subsidiaries of the Company were released as guarantors of the borrowings of the Company under the Sixth Restated Credit Agreement.

Amended and Restated Cross-Guarantee Agreement

CIH, CB International and the Administrative Agent entered into an Amended and Restated Cross-Guarantee Agreement, dated as of July 14, 2017 (the “Amended and Restated Cross-Guarantee Agreement”), which amends and restates the existing agreement, dated as of October 13, 2016, by and among CIH, Holdings, CB International and the Administrative Agent. Pursuant to the Amended and Restated Cross-Guarantee Agreement, CIH and CB International have each unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the obligations of each other under the Sixth Restated Credit Agreement. Holdings is no longer a party to the Amended and Restated Cross-Guarantee Agreement and does not guarantee any obligations.

Other

Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Lenders and their affiliates. In addition, one of the Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Lenders or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands. In addition, one of the Company’s executive officers is a member of the boards of directors of one of the Lenders and certain of its affiliates.

The foregoing description of the Restatement Agreement, Amended and Restated Guarantee Agreement and Amended and Restated Cross-Guarantee Agreement is a summary and is qualified in its entirety by reference to the Restatement Agreement, Amended and Restated Guarantee Agreement and Amended and Restated Cross-Guarantee Agreement, copies of which are filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Restatement Agreement dated as of July 14, 2017, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Sixth Amended and Restated Credit Agreement dated as of July 14, 2017, by and among the Company, CIH International S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto.

10.1	Amended and Restated Guarantee Agreement, dated as of July 14, 2017, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto and Constellation Brands, Inc. in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders.

10.2	Amended and Restated Cross-Guarantee Agreement, dated as of July 14, 2017, made by CIH International S.à r.l. and CB International Finance S.à r.l., in favor of Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2017	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement dated as of July 14, 2017, by and among the Company, CIH International S.à r.l., CIH Holdings S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders thereto, including the Sixth Amended and Restated Credit Agreement dated as of July 14, 2017, by and among the Company, CIH International S.à r.l., CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

(10)	MATERIAL CONTRACTS

(10.1)	Amended and Restated Guarantee Agreement, dated as of July 14, 2017, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto and Constellation Brands, Inc. in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders (filed herewith).

(10.2)	Amended and Restated Cross-Guarantee Agreement, dated as of July 14, 2017, made by CIH International S.à r.l. and CB International Finance S.à r.l., in favor of Bank of America, N.A., as administrative agent (filed herewith).